UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2016

EAST WEST BANK EMPLOYEES 401(k) SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On January 25, 2016, East West Bank Employees 401(k) Savings Plan (the “Plan”) was notified by Crowe Horwath LLP (“Crowe”) that Crowe was resigning, as the independent accountant of the Plan.

Effective April 14, 2016, the Plan appointed BDO USA, LLP (“BDO”) as the independent accountant for the Plan’s fiscal year ended December 31, 2015. BDO’s appointment as the Plan’s independent accountant was approved by the 401(k) Committee, the committee that administers the Plan.

The reports of Crowe on the Plan’s financial statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

Furthermore, during the years ended December 31, 2014 and 2013 and through January 25, 2016, there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. No “reportable events” as described under Item 304(a)(1)(v) of Regulation S-K occurred during such years and interim period prior to Crowe’s resignation.

During the years ended December 31, 2014 and 2013 and through BDO’s engagement on April 14, 2016, neither the Plan nor anyone acting on behalf of the Plan consulted BDO about any matter that was either the subject of a disagreement or any other matter, including any “reportable event” (as defined under Item 304(a)(1)(v) of Regulation S-K), the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements. Consequently, no written report to the Plan or oral advice was provided by BDO which BDO concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing or financial reporting issue.

The Plan requested Crowe furnish the Plan with a letter addressed to the Securities and Exchange Commission stating that Crowe agrees with the above statements. A copy of Crowe’s letter, dated June 10, 2016, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
16.1	Letter of Crowe Horwath LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2016

EAST WEST BANK EMPLOYEES 401(k) SAVINGS PLAN

By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Crowe Horwath LLP

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